SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the
                   Securities Exchange Act of 193

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Check the appropriate box

X  Preliminary Proxy Statement
     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2
     Definitive Proxy Statement
     Definitive Additional Material
     Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-1

                       The York Water Company
          (Name of Registrant as Specified In Its Charter)

                       The York Water Company
             (Name of Person(s) Filing Proxy Statement)


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     previous filing by registration statement number, or the
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

                      THE YORK WATER COMPANY
                      130 EAST MARKET STREET
                     YORK, PENNSYLVANIA 17401


                                                     March 30, 2001

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

          TO THE SHAREHOLDERS OF THE YORK WATER COMPANY


NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of The York Water Company will be held at the Filter Plant of the Company, Grantley Road Extended, York County, Pennsylvania, on Monday, May 7, 2001 at 1:00 P.M. for the purpose of taking action upon the following proposals:

               (1) To elect three (3) Directors to three-year terms of office;

               (2) To appoint independent accountants to audit the financial statements of the Company for the year 2001; and

               (3) To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 15, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting, and at any adjournment or adjournments thereof.

     You are cordially invited to attend the meeting. In the event you will be unable to attend, you are respectfully requested to sign, date and return the enclosed proxy at your earliest convenience in the enclosed stamped return envelope. Returning your proxy does not deprive you of the right to attend the meeting and vote your shares in person.

                                By order of the Board of Directors,

                                                   JEFFREY S. OSMAN
                                                          Secretary

                      THE YORK WATER COMPANY
                      130 EAST MARKET STREET
                     YORK, PENNSYLVANIA 17401


                                                     March 30, 2001

                         PROXY STATEMENT

     This Proxy Statement and the accompanying form of proxy are being furnished to the shareholders of The York Water Company (hereinafter referred to as the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company, whereby shareholders would appoint George Hay Kain, III, John L. Finlayson, and Chloe R. Eichelberger, and each of them, as Proxies on behalf of the shareholders, to be used at the Annual Meeting of the Shareholders of the Company to be held at 1:00 p.m. at the Filter Plant of the Company on Monday, May 7, 2001 (the "Annual Meeting") and at any adjournment thereof.

     Solicitation of proxies will be primarily by mail. Proxies may also be solicited personally and by telephone by regular employees of the Company. The expenses of the solicitation will be borne by the Company. Such expenses may also include ordinary charges and expenses of brokerage houses and other custodians, nominees and other fiduciaries for forwarding documents to shareholders. This Proxy Statement has been mailed to shareholders of the Company on or about March 30, 2001.

     A shareholder who completes and forwards the enclosed proxy to the Company's transfer agent, American Stock Transfer & Trust Company, is not precluded from attending the Annual Meeting and voting his or her shares in person, and may revoke the proxy by delivering a later dated proxy or by written notification to the Company or to the transfer agent, at any time before the proxy is exercised.


                       PURPOSE OF THE MEETING

     At the Annual Meeting, shareholders of the Company will consider and vote upon proposals: (i) to elect three (3) Directors to serve for a term of three (3) years; and (ii) to ratify the appointment of Stambaugh Ness, P.C. as independent auditors for the fiscal year ending December 31, 2001. Shareholders may also consider and vote upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.


                       VOTING AT THE MEETING

     The outstanding securities of the Company entitled to vote at the meeting consist of 3,042,731 shares of Common Stock. The presence at the Annual Meeting in person or by proxy of shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast will constitute a quorum for the Annual Meeting.

     The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or at any adjournment or adjournments thereof was the close of business on March 15, 2001. Shareholders are entitled to one vote for each share on all matters coming before the meeting, except that shareholders have cumulative voting rights with respect to the election of Directors. Cumulative voting rights permit each shareholder to cast as many votes in the election of each class of Directors to be elected as shall equal the number of such shareholder's shares of Common Stock multiplied by the number of Directors to be elected in such class of Directors, and each shareholder may cast all such votes for a single nominee or distribute such votes among two or more nominees in such class as the shareholder may see fit. Discretionary authority to cumulate votes is not being solicited.

     In accordance with Pennsylvania law, a shareholder can withhold authority to vote for all nominees for directors or can withhold authority to vote for certain nominees for directors. Directors will be elected by a plurality of the votes cast. Votes that are withheld will be excluded from the vote and will have no effect.

     Any votes that are withheld on the proposal to ratify the selection of the independent accountants will have the effect of a negative vote because this proposal requires the affirmative vote of a majority of the shares present at the meeting in person or represented by proxy at the meeting and entitled to vote.

     Brokers who have received no voting instructions from their customers will have discretion to vote with respect to election of directors and the proposal to ratify the Company's auditors.


         VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     No person, so far as known to the Company, beneficially owns five (5) percent or more of the Company's outstanding Common Stock as of March 15, 2001.

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 31, 2001 by
(1) each director and other director nominee of the Company, (2) each executive officer named in the summary compensation table included elsewhere herein and (3) all executive officers and directors as a group.

     The information appearing in the following table with respect to principal occupation and beneficial ownership of Common Stock of the Company has been furnished to the Company by the three nominees and the six directors continuing in office as of January 31, 2001.

                                                                                  Director     Full Shares     Percent of
                                      Principal Occupation During                or Officer      Owned        Total Shares
    Name                    Age             Last Five Years                        Since      Beneficially<F1>Outstanding<F2>

                                    NOMINEES FOR ELECTION TO THREE YEAR TERMS EXPIRING IN 2004

Irvin S. Naylor*            65  Vice Chairman of the Board, The York Water        10/31/60       17,175           0.56
                                  Company, May, 2000 to date
                                Chairman of the Board, The York Water
                                  Company, September, 1993 to May, 2000
                                President/Owner, Snow Time, Inc., Owns
                                  and Operates Ski Areas, June, 1964 to date
                                Vice Chairman/Owner, Cor-Box, Inc.,
                                  Mfg. Corrugated Boxes, June, 1966 to
                                  November, 1999

William T. Morris, P.E.*    63  President and Chief Executive Officer,            04/19/78       13,485<F3>       0.44
                                  The York Water Company, May, 1995 to date

Horace Keesey III*          72  Chairman of the Board, The York Water             08/27/79       15,483<F4>       0.51
                                  Company, May, 2000 to date
                                Vice Chairman of the Board, The York
                                  Water Company, May, 1995 to May, 2000

                                              TO CONTINUE FOR TERMS EXPIRING IN 2002

John L. Finlayson*          59  Vice President-Finance and                        09/02/93        4,347           0.14
                                  Administration, Susquehanna Pfaltzgraff
                                  Co., August, 1978 to date

Chloe R. Eichelberger       66  Owner/President/Chief Executive Officer,          09/15/95        2,233           0.07
                                  Chloe Eichelberger Textiles, Inc.,
                                  September, 1987 to date

Thomas C. Norris            62  Retired, Chairman of the Board, P. H.             06/26/00        1,800<F5>       0.06
                                  Glatfelter Company, May, 2000 to date
                                Chairman of the Board, P. H. Glatfelter Company,
                                  April, 1988 to May, 2000

                                              TO CONTINUE FOR TERMS EXPIRING IN 2003

George Hay Kain, III, Esq.  52  Sole Practitioner, Attorney at Law                08/25/86       15,395<F6>       0.51
                                  April, 1982 to date

Michael W. Gang, Esq.*      50  Partner, Morgan, Lewis & Bockius LLP,             01/22/96        1,733           0.06
                                  Counselors at Law, October, 1984
                                  to date. Morgan, Lewis & Bockius LLP
                                  is counsel to the Company

George W. Hodges            49  Office of the President, The Wolf                 06/26/00       22,395           0.74
                                  Organization, Inc., January, 1986
                                  to date

                                          EXECUTIVE OFFICERS NAMED IN COMPENSATION TABLE

Jeffrey S. Osman            58  Vice President-Finance and Secretary-             05/01/95          419           0.01
                                  Treasurer, The York Water Company,
                                  May, 1995 to date

All Directors and Executive Officers as a group                                                  94,465<F7>       3.10

* Members of the Executive Committee.

   <F1>  Except as indicated in the footnotes below, Directors possessed sole voting power and sole investment power with respect to all shares set forth in this column.

   <F2>  The percentage for each individual or group is based on the aggregate shares outstanding as of March 15, 2001 (3,042,731  shares).

   <F3>  Includes 11,846 shares owned jointly with Mr. Morris' wife and mother, for which he shares voting and investment power.

   <F4>  Includes 3,300 shares owned jointly with Mr. Keesey's four adult children, for which he shares voting and investment power.

   <F5>  Includes 800 shares held by Mr. Norris's wife, for which Mr. Norris disclaims beneficial ownership.

   <F6>  Includes 3,531 shares held by Mr. Kain's wife and child for which Mr.
Kain disclaims beneficial ownership. Also includes 6,232 shares held by the estate of Mr. Kain's grandfather, for which he is one of three co-trustees and shares voting power and investment power.

   <F7>  Includes shares owned by family members, and certain other shares, as to which some Directors and Officers disclaim any beneficial ownership and which are further disclosed in the notes above.

                            ELECTION OF DIRECTORS

    At the Annual Meeting, all the nominees, each of whom is currently serving as Director, are to be elected to serve for the ensuing three (3) years and until their respective successors have been elected and qualified. The bylaws of the Company provide that the Board of Directors will consist of not less than a total of nine Directors, who are elected to staggered three-year terms of office. Each share represented by the enclosed proxy will be voted for each of the nominees listed, unless authority to do so is withheld. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person as may be determined by the Proxies.

    The three Directors are to be elected by a plurality of the votes cast at the Annual Meeting. The Board of Directors unanimously recommends a vote "FOR" each of the nominees.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company believes that during the year ended December 31, 2000, its directors and executive officers complied with all applicable filing requirements of Section 16(a) of the Securities Exchange Act of 1934. The foregoing statement is based solely upon a review of copies of reports furnished to the Company and written representations of its Directors and executive officers that no other reports were required.

               GENERAL INFORMATION ABOUT OTHER BOARDS OF DIRECTORS

    The following members of the Board of Directors of The York Water Company are Board members of other publicly held companies as indicated below:

                                           Publicly Held
                                        Companies Other Than
         Board Members                The York Water Company

    Ms. Chloe Eichelberger         Susquehanna Bancshares, Inc.

    Mr. George W. Hodges           Drovers Bancshares Corp. and
                                   The Drovers & Mechanics Bank

    Mr. Thomas C. Norris           Cadmus Communication
                                   Farmer's Fire Insurance Company


                           COMMITTEES AND FUNCTIONS

         The Company has an Executive Committee, an Audit Committee and a Compensation and Nomination Committee, all of which are composed of members of the Board of Directors.

         The Executive Committee held ten (10) meetings during the fiscal year ended December 31, 2000. The Executive Committee is empowered to function as delegated by the Board of Directors. The Executive Committee is composed of the following Directors appointed by the Board: Horace Keesey III, Chairman; Irvin
S. Naylor; William T. Morris, P.E.; John L. Finlayson; and Michael W. Gang.

         The Audit Committee held two (2) meetings during the fiscal year-ended 2000. The Audit Committee monitors the audit functions of our independent public accountants and internal controls of the Company. The Audit Committee of the Company is composed of the following Directors appointed by the Board: John
L. Finlayson, Chairman; Chloe R. Eichelberger; George W. Hodges; Thomas C. Norris; and Horace Keesey III, ex officio. The Board of Directors has adopted a written charter for the Audit Committee. A copy of the written charter is attached as an appendix to the proxy statement.

         The Compensation and Nomination Committee held two (2) meetings during the fiscal year-ended 2000 and considers and makes recommendations to the Board of Directors concerning the proposed compensations, salaries and per diems of the corporate officers, Directors and members of the Committees of the Board of Directors of the Company and makes recommendations to the Board of Directors for nominations for Directors and officers of the Company. This Committee will
consider nominees recommended by shareholders of the Company.   Such
recommendations should be made in writing, should include a statement of the recommended nominee's qualifications, and should be addressed to the Committee at the address of the Company. In accordance with the Company's bylaws, actual nominations must be made in writing and must be received by the Company not less than ninety (90) days before the date of the Annual Meeting. The Compensation and Nomination Committee is composed of the following Directors appointed by the Board: Michael W. Gang, Chairman; John L. Finlayson; George W Hodges; Irvin S. Naylor; and Horace Keesey III, ex officio.


                   COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth information concerning compensation paid or accrued by the Company to the Chief Executive Officer and the Vice President-Finance, Secretary-Treasurer of the Company. No other executive officer of the Company earned more than $100,000 in salary during any of the last three fiscal years. The Company has not paid any bonuses in any of the last three fiscal years.


                              SUMMARY COMPENSATION TABLE

                                  Annual Compensation
             Name and                                      All Other
             Principal                                   Compensation
             Position             Year        Salary($)   ($) <F1> <F2>

         William T. Morris,       2000        175,542         1,000
         President, Chief         1999        163,710         1,000
         Executive Officer        1998        152,041         2,839
         and Director

         Jeffrey S. Osman,        2000        109,753         1,000
         Vice President-Finance,  1999        102,236         1,000
         Secretary-Treasurer      1998         91,965         1,000

        <F1> Represents $1,000 of Company matching contributions to the 401(k)
             plan in 1998, 1999 and 2000 and $1,839 in insurance policy premiums expended by the Company to fund Mr. Morris' interest in the Deferred Compensation Program in 1998. It is anticipated that the Company will make no additional expenditures in remaining policy premiums to fund Mr. Morris' interest in the Deferred Compensation Program.
        <F2> Represents $1,000 of Company matching contributions to Mr.
             Osman's 401(k) plan in 1998, 1999 and 2000.

         Officers with five years' service are entitled to benefits under the Company's General and Administrative Employees Pension Plan (the "Pension Plan") upon retirement after attaining age 55. The pension benefit computation is based on the years of service times the sum of $17.50 and 1-1/2% of that portion of the final average monthly earnings which are in excess of $400. The final average monthly earnings are the average of the employee's earnings for the 60 months immediately preceding the date the pension benefit calculation is made. As of December 31, 2000, Mr. Morris has been credited with 32 years of service and Mr. Osman has been credited with 17 years of service under the Pension Plan. The following table illustrates the approximate annual benefit that may become payable under the Pension Plan to the executive officers who have met both the five year and 55 year age requirements, based upon the indicated assumptions as to remuneration and years of credited service.

               Remuneration     17       20       25       32       35
                   $210,650  $56,061  $65,954  $82,443  $105,527  $115,420
                    131,704   35,930   42,271   52,839    67,634    73,975

               The above figures assume retirement at age 65 with a straight-life annuity and without reduction for a survivor benefit or Social Security benefits.

         The Company maintains a supplemental retirement program (the "Supplemental Plan"), which provides senior management with a retirement benefit in addition to the Pension Plan. The Supplemental Plan is designed to encourage management to stay with the Company until retirement. Supplemental Plan benefits have been made available to five members of the Company's management and are payable to the executive or his beneficiary (a "Supplemental Plan Beneficiary") monthly over a period of 180 months. The annual benefit payable under the Supplemental Plan (the "Annual Benefit") may be calculated by multiplying the number of years of service subsequent to December 31, 1983 but prior to the attainment of age 65, by a predetermined annual retirement benefit unit, which in the case of Mr. Morris is $3,600, in the case of Mr. Osman is $1,440 and in the case of all Supplemental Plan Participants ranges from $1,200 to $3,600. The estimated Annual Benefit payable to Mr. Morris at normal retirement age under the Supplemental Plan is $68,400, and the estimated benefit payable to Mr. Osman at normal retirement age under the Supplemental Plan is $34,560. The Supplemental Plan is funded by insurance policies owned by the Company on each manager covered by the Supplemental Plan, and if the assumptions made as to mortality experience, policy dividends and other factors (the "Funding Assumptions") are realized, the Company will recover all of its payments made under the Supplemental Plan plus a factor for the use of the Company's money. The Company is obligated to pay Annual Benefits, and Supplemental Plan Beneficiaries have the status of unsecured creditors of the Company with respect to Annual Benefits, regardless of whether the Funding Assumptions are realized and the insurance policies fully fund or reimburse the Company for its payments under the Supplemental Plan. The following table illustrates the approximate Annual Benefits that may become payable to Supplemental Plan Beneficiaries:

               Annual Retirement                Years of Service
                 Benefit Unit              Subsequent to December 31, 1983

                                     10       15       20       25        30

                    $3,600       $36,000  $54,000  $72,000  $90,000  $108,000
                     2,100        21,000   31,500   42,000   52,500    63,000
                     1,754        17,540   26,310   35,080   43,850    52,620
                     1,440        14,400   21,600   28,800   36,000    43,200
                     1,200        12,000   18,000   24,000   30,000    36,000

         The Deferred Compensation Program permits eligible supervisors, managers and executives to defer up to 5% of salary, normally over an eleven
(11) year period, with the Company matching the deferment, up to 2-1/2% of salary. The Company has obtained life insurance policies for participants under the Deferred Compensation Program to fund its future payment obligations under the Deferred Compensation Program, and no cash balances are maintained by the Company to fund participant deferrals, Company matching contributions, or earnings with respect to such balances derived from the insurance policies (together, the "Deferred Compensation Program Balances"). At retirement, each participant, or beneficiary, is entitled to receive over a ten-year period monthly payments equal in the aggregate to the Deferred Compensation Program Balance that accrued with respect to such participant in Company maintained book-entry accounts. Except for Mr. Morris, no other directors participate in this program. Mr. Morris' projected annual payment under this program is $22,042, and Mr. Osman's projected annual payment under this program is $13,651.

         Mr. Morris and Mr. Osman have employment contracts with the Company which provide that, in the event of their involuntary termination of employment for any reason other than cause prior to or following a change of control of the Company, they would be entitled to severance payments. Mr. Morris would be entitled to a severance payment equal to 2.99 times his base salary for the preceding 12 months. Mr. Morris would also be entitled to medical, dental and other insurance benefits for a period of three years after his termination date. Mr. Osman would be entitled to a severance payment equal to .5 times his base salary for the preceding 12 months. Mr. Osman would be entitled to medical, dental and other insurance benefits for a period of one year after his termination date. The employment contracts contain provisions regarding their obligation to maintain the confidentiality of Company information and their agreement not to compete with the Company within its franchised service territory for a period of one year after termination of their employment by the Company.

         Each Director who is not a regular full-time employee of the Company is entitled to receive the following amounts for services rendered to the Company:
$7,620 per annum in Directors' fees; $3,700 per annum for service as a regular member of the Executive Committee; a per diem of $470 for each Board of Directors' Meeting; and a per diem of $415 for a regular or alternate member's attendance at each Executive Committee Meeting. There were 14 Board of Directors' Meetings and 10 Executive Committee Meetings during the fiscal year ended December 31, 2000. All Directors attended at least 75% of the scheduled Board of Directors and committee meetings except Director Naylor who attended 50% of the meetings.

                              COMPANY PERFORMANCE

         The following line graph presents the annual and cumulative total shareholder return for The York Water Company Common Stock over a five-year period, as compared to a comparable return associated with an investment in the S&P 500 Composite Index and a composite index of water companies prepared and maintained by Standard and Poor's (the "Peer Index").

(Details of graph not transmitted electronically are as follows:)

                           DOLLAR RETURN
                         For Past 5 Years

            1996   1997   1998   1999   2000

S&P 500      123    164    211    255    232
S&P Water    115    149    186    158    212
York Water   108    136    131    121    144

The line graph above assumes $100 invested on December 31, 1995 in the Company's Common Stock and the stock of companies included in the S&P 500 and the Peer Index and assumes the quarterly reinvestment of dividends. The return for the Peer Index presented above took into consideration the cumulative total return of the common stock of the following water companies included in the Peer
Index: American Water Works Inc., American States Water Company, and Philadelphia Suburban Corp.


               COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Nomination Committee of the Board of Directors of the Company establishes general compensation policies of the Company and considers and makes recommendations to the Board of Directors concerning the proposed compensation, salaries and per diems of the President and Chief Executive Officer, the Chairman, Vice Chairman, directors and members of the Committees of the Board of Directors of the Company. The Chairman and Vice Chairman serve the Company in a part-time capacity, and the amount of salary payable to such officers has been determined by the Committee based upon the amount of time dedicated and value of contributions made to the Company.

     Mr. Morris, the Chief Executive Officer of the Company, served the Company as its President and General Manager from May, 1982 to May, 1995. In May 1995 Mr. Morris assumed the position of President and Chief Executive Officer. Mr. Osman has served the Company as its Vice President-Finance and Secretary-Treasurer since May, 1995. The Compensation and Nomination Committee historically has established Mr. Morris' and Mr. Osman's compensation after considering comparative salary data from industry and other salary surveys (including data derived from publicly disclosed compensation information concerning many of the companies identified in the Peer Index), individual past performance, the Company's performance (on an absolute basis and in comparison to peer performance within the context of a regulated industry), and to a lesser extent changes in the cost of living in the Company's service territory. While no formal salary or compensation guidelines have been developed or used, salary levels have been determined after balancing the foregoing factors (in their entirety, without giving weight to any particular factor and without regard to any particular relationship between compensation levels and any quantitative or qualitative aspect of the Company's performance) with the interests of the Company's shareholders, customers and employees.

     Section 162(m) of the Internal Revenue Code generally disallows, in certain circumstances, a tax deduction to public companies for compensation over $1 million paid to a corporation's chief executive officer and next four most highly compensated executive officers. The Company does not have any compensation programs that would be impacted by Section
162(m).

Michael W. Gang, Chairman               George W. Hodges, Member
John L. Finlayson, Member               Irvin S. Naylor, Member
                                        Horace Keesey III, ex officio


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Horace Keesey III, Chairman of the Board, is a non-voting ex officio member of the Compensation and Nomination Committee.


     SHAREHOLDER APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has approved the recommendation of the Audit Committee for the appointment of Stambaugh Ness, P.C., York, Pennsylvania as independent public accountants to audit the financial statements of the Company for the year 2001. Stambaugh Ness, P.C. has audited the Company's financial statements since 2000. There have been no disagreements between the Company and Stambaugh Ness, P.C. concerning the Company's financial statements. It is intended that, unless otherwise specified by the shareholders, votes will be cast pursuant to the proxy hereby solicited in favor of the appointment of Stambaugh Ness, P.C.

     Audit fees are approved by the Company's Audit Committee and all professional services to be rendered by Stambaugh Ness, P.C. are approved by the Board of Directors. The Board considers the possible effect on auditors' independence of providing nonaudit services prior to the service being rendered, but the Board does not anticipate significant non-audit services will be rendered during 2001.

     Fees for audit services include the examination of financial statements, assistance with the preparation of the Annual Report to Shareholders and the Annual Report on Form 10-K to the Securities and Exchange Commission, tax computation assistance, and consultation in connection with various accounting and tax related matters.

     Representatives of Stambaugh Ness, P.C. are not expected to be present at the Annual Meeting. Therefore, such representatives will not have an opportunity to make a statement, or be available to respond to any questions from shareholders.

     Adoption of this proposal requires the affirmative vote of a majority of the votes cast by all shareholders entitled to vote at the Annual Meeting. The Board of Directors unanimously recommends a vote "FOR" this proposal. It is understood that even if the selection of Stambaugh Ness, P.C. is ratified, the Board, at its discretion, may direct the appointment of a new independent auditing firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its shareholders.


                          DISCRETIONARY AUTHORITY

     The notice of Annual Meeting of Shareholders calls for the transaction of such other business as may properly come before the meeting. The Board of Directors has no knowledge of any matters to be presented for action by the shareholders at the meeting other than is hereinbefore set forth. In the event additional matters should be presented, however, the proxies will exercise their discretion in voting on such matters.


            SHAREHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTORS

     In accordance with the Company's bylaws, shareholder's proposals and nominations for Directors for consideration at the 2002 Annual Meeting of Shareholders must be received by the Company in writing prior to February 1, 2002.

                                   OTHER MATTERS

     The expense of this solicitation will be paid by the Company. If necessary, some of the officers of the Company and regular employees of The York Water Company may solicit proxies personally or by telephone.

     Further information regarding the Company is set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 which has been filed with the Securities and Exchange Commission. The Form 10-K (including financial statements and schedules, but without exhibits) may be obtained free of charge by writing to: The York Water Company, 130 East Market Street, York, Pennsylvania 17401. Copies of exhibits to the Form 10-K will be furnished upon request and the payment of a reasonable fee.

     A copy of the Company's Annual Report to Shareholders, which includes financial statements, is being transmitted herewith, but does not form part of the proxy solicitation materials.

                                                                     APPENDIX A

                           THE YORK WATER COMPANY
                           AUDIT COMMITTEE CHARTER

      The Audit Committee shall advise and assist financial management and the independent auditor in the general supervision of the corporate procedures relating to financial reporting issues, internal financial controls, significant risks and exposures, and the audits of the books and accounts of the Company, and shall perform such other financial supervisory or audit duties prescribed by the Board of Directors. The Audit Committee shall report directly to the Board of Directors, and shall make recommendations to the Board relating to corporate financial practices and procedures.

            The scope of audit committee responsibilities shall include, but shall not be limited to:

            Recommend the selection of the independent auditor for approval by the Board of Directors and election by shareholders, approve the compensation of the independent auditor, and review and approve the discharge of the independent auditor.

            Confirm the independence and objectivity of the independent auditor.

            Consider, in consultation with the independent auditor, the audit scope and plan of the independent auditor.

            Review with management and the independent auditor the results of annual audits and related comments including:

                  The independent auditor's review of the quarterly financial statements and audit of annual financial statements, accompanying footnotes and its report thereon.

                  Any significant changes required in the independent auditor's audit plans.

                  Any difficulties or disputes with management encountered during the course of the audit.

                  The adequacy of internal controls including computerized information system controls and security.

            Review significant findings during the year, including the status of previous audit recommendations.

            Inquire about other matters related to the conduct of the audit which are to be communicated to the Audit Committee.

            Review and approve requests for any engagement to be performed by the independent auditor that is beyond the scope of the audit engagement letter.

            Conduct or authorize investigations into any matters within the scope of the Committee responsibilities.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                    THE YORK WATER COMPANY

             Proxy - Annual Meeting of Shareholders
                         May 7, 2001

     The undersigned, a Shareholder of The York Water Company, a Pennsylvania corporation (the "Company"), does hereby appoint George Hay Kain, III, John L. Finlayson, and Chloe R. Eichelberger, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held Monday, May 7, 2001 at 1:00 p.m. local time at the Filter Plant of the Company, Grantley Road Extended, York County, Pennsylvania or at any adjournment thereof. (Continued and to be signed on reverse side)

(1) ELECTION OF DIRECTORS

To vote with respect to    For All Nominees  Withhold Authority
the election of            Listed Below      For all Nominees
Irvin S. Naylor
William T. Morris
Horace Keesey III

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that Nominee's name on the line provided below.



Cumulative votes for one or more nominees as follows:

Nominees:             Irvin S. Naylor

                      William T. Morris

                      Horace Keesey III


                                   For    Against  Abstain
(2)  Appoint Stambaugh Ness,
     P.C. as auditors

(4)  DISCRETIONARY AUTHORITY
     To transact such other business as may properly come before the meeting and any adjournment thereof according to the proxies' discretion and in their discretion.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 2.


Signature

Signature if Shares Held Jointly

Dated                      2001

NOTE: Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If the holder is a corporation or partnership, the full corporate or partnership name should be signed by a duly authorized officer.